Contact Information: Investor Relations 941-556-2601 investor-relations@roperind.com	Roper Industries, Inc.

Roper Industries Announces Results For 2009 Third Quarter

Orders Increased Sequentially; Net Earnings Were $56 Million;
Operating Cash Flow Reached $87 Million

Sarasota, Florida, October 26, 2009 .... Roper Industries, Inc.  (NYSE: ROP) reported financial results for the third quarter ended September 30, 2009.

Net earnings for the third quarter were $56 million, or $0.61 per diluted share.  Excluding restructuring expenses, adjusted net earnings were $58 million, or $0.63 per diluted share.  Sales during the quarter were $486 million, an 18% decrease compared to the same period in 2008.  Orders were $499 million, and represented 103% of sales, marking the first time since the second quarter of 2008 that orders exceeded sales.  Operating cash flow was $87 million, or 18% of revenue, bringing year-to-date operating cash flow to $248 million.  Free cash flow (operating cash flow less capital expenditures) during the quarter was $81 million, representing 143% of net income in the quarter.  Year-to-date free cash flow is $229 million, or 137% of year-to-date net income.

“More than half our businesses experienced greater than 10% growth in orders over the second quarter, and this improvement in order momentum is expected to continue in the fourth quarter,” said Brian Jellison, Roper’s Chairman, President and CEO.  “Although sales in the quarter were 4% lower than second quarter levels, in part due to some orders shifting to the fourth quarter, we were pleased with the performance of our businesses in terms of margins, cost controls and cash flow.  In addition, we increased cash and liquidity during the quarter with a successful $500 million 10-year bond offering that increases our flexibility as we pursue strategic acquisition opportunities.”

Operating margin was 18.9% in the quarter, or 19.5% excluding restructuring costs.  Decremental margin (change in operating profit divided by change in sales), excluding the RF segment was 34% in the quarter, including the cost of restructuring, and 31% excluding restructuring costs.  “Our decremental margin performance again demonstrated the success of our operating model, with its focus on breakeven analysis and quick payback restructuring actions,” Mr. Jellison concluded.

Outlook and Guidance

Roper expects full year operating cash flow to be in excess of $350 million.   Adjusting for the additional interest costs related to the recent bond offering, the Company now expects full-year earnings per diluted share between $2.57 and $2.63, which excludes the impact of restructuring costs and future acquisitions.

Table 1:  Sequential Income Statement (Millions)
	Q3 2009	Q2 2009

Net Orders	$499	$489
Net Sales	486	505
Cost of Sales	240	250
Gross Profit	$246	$255
Selling, General & Administrative Expenses	154	159
Operating Profit	$92	$96

Table 2:  Operating Margin (Millions)
		Q3 2009

(1)	Operating Profit	$91.9
	Restructuring Costs, All Segments	2.7
(2)	Adjusted Operating Profit	$94.6

(3)	Revenue	$486

	Operating Margin (1)/(3)	18.9%
	Adjusted Operating Margin (2)/(3)	19.5%

Table 3:  Sales Growth
Q3 2009
Organic Growth	(19%)
Acquisitions / Divestitures	2%
Foreign Currency (FX)	(1%)
Total Sales Growth	(18%)

Conference Call to be Held at 8:30 AM (ET) October 26, 2009

A conference call to discuss these results has been scheduled for 8:30 AM ET on Monday, October 26, 2009.  The call can be accessed via webcast or by dialing +1 800-967-7141 (US/Canada) or +1 719-457-2638, using confirmation code 6889450.  Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.roperind.com) prior to the start of the call.  Telephonic replays will be available for up to two weeks by calling +1 888-203-1112 (US/Canada) or +1 719-457-0820 and using the access code 6889450.

About Roper Industries

Roper Industries is a diversified growth company and is a component of the Fortune 1000, S&P MidCap 400 and the Russell 1000 Indexes. Roper provides engineered products and solutions for global niche markets, including water, energy, radio frequency and research/medical applications. Additional information about Roper Industries is available on the Company’s website at www.roperind.com.

The information provided in this press release contains forward looking statements within the meaning of the federal securities laws. These forward looking statements include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth and profit expectations.  Forward looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases.  These statements reflect management's current beliefs and are not guarantees of future performance.  They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward looking statement. Such risks and uncertainties include our ability to integrate our acquisitions and realize expected synergies.  We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions, unfavorable changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, difficulties in making and integrating acquisitions, risks associated with newly acquired businesses, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation and potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products.  Important risks may be discussed in current and subsequent filings with the SEC.  You should not place undue reliance on any forward looking statements.  These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.
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Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in thousands)

	September 30,	December 31,
ASSETS	2009	2008

CURRENT ASSETS:
Cash and cash equivalents	$256,024	$178,069
Accounts receivable	323,959	376,855
Inventories	174,055	185,919
Deferred taxes	27,540	29,390
Unbilled receivable	60,344	61,168
Other current assets	65,572	26,906
Total current assets	907,494	858,307

PROPERTY, PLANT AND EQUIPMENT, NET	104,748	112,463

OTHER ASSETS:
Goodwill	2,142,765	2,118,852
Other intangible assets, net	759,241	804,020
Deferred taxes	31,190	28,050
Other assets	56,383	49,846
Total other assets	2,989,579	3,000,768

TOTAL ASSETS	$4,001,821	$3,971,538

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$100,561	$121,807
Accrued liabilities	224,483	261,682
Income taxes payable	-	1,892
Deferred taxes	1,079	-
Current portion of long-term debt	119,852	233,526
Total current liabilities	445,975	618,907

NONCURRENT LIABILITIES:
Long-term debt	1,004,357	1,033,689
Deferred taxes	286,352	272,182
Other liabilities	42,662	42,826
Total liabilities	1,779,346	1,967,604

STOCKHOLDERS' EQUITY:
Common stock	931	919
Additional paid-in capital	846,966	815,736
Retained earnings	1,332,555	1,187,467
Accumulated other comprehensive earnings	63,425	21,513
Treasury stock	(21,402)	(21,701)
Total stockholders' equity	2,222,475	2,003,934

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,001,821	$3,971,538

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008

Net sales	$485,676	$593,100	$1,496,030	$1,730,509
Cost of sales	240,156	284,340	744,304	840,029

Gross profit	245,520	308,760	751,726	890,480

Selling, general and administrative expenses	153,648	176,461	477,098	523,374

Income from operations	91,872	132,299	274,628	367,106

Interest expense	14,437	16,122	41,708	42,141
Other income (expense)	105	(2,836)	2,917	(1,695)

Earnings from continuing operations before
income taxes	77,540	113,341	235,837	323,270

Income taxes	21,130	39,312	68,280	112,267

Net Earnings	$56,410	$74,029	$167,557	$211,003

Earnings per share:
Basic	$0.62	$0.83	$1.85	$2.36
Diluted	$0.61	$0.79	$1.81	$2.24

Weighted average common and common
equivalent shares outstanding:
Basic	90,877	89,629	90,526	89,381
Diluted	92,908	94,251	92,635	94,026

Roper Industries, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in thousands and percents of net sales)

	Three months ended September 30,				Nine months ended September 30,
	2009		2008		2009		2008
	Amount	%	Amount	%	Amount	%	Amount	%
Net sales:
Industrial Technology	$130,538		$169,065		$397,730		$525,929
Energy Systems & Controls	102,988		137,535		314,997		410,638
Scientific & Industrial Imaging	78,934		94,610		238,914		282,206
RF Technology	173,216		191,890		544,389		511,736
Total	$485,676		$593,100		$1,496,030		$1,730,509

Gross profit:
Industrial Technology	$62,060	47.5%	$82,215	48.6%	$190,501	47.9%	$253,719	48.2%
Energy Systems & Controls	52,464	50.9%	75,172	54.7%	164,123	52.1%	223,720	54.5%
Scientific & Industrial Imaging	44,169	56.0%	51,457	54.4%	132,385	55.4%	154,135	54.6%
RF Technology	86,827	50.1%	99,916	52.1%	264,717	48.6%	258,906	50.6%
Total	$245,520	50.6%	$308,760	52.1%	$751,726	50.2%	$890,480	51.5%

Operating profit*:
Industrial Technology	$30,547	23.4%	$43,767	25.9%	$91,614	23.0%	$136,627	26.0%
Energy Systems & Controls	19,214	18.7%	32,541	23.7%	59,926	19.0%	96,359	23.5%
Scientific & Industrial Imaging	14,818	18.8%	18,746	19.8%	43,300	18.1%	54,091	19.2%
RF Technology	38,918	22.5%	50,191	26.2%	115,724	21.3%	119,902	23.4%
Total	$103,497	21.3%	$145,245	24.5%	$310,564	20.8%	$406,979	23.5%

Operating profit excluding restructuring*:
Industrial Technology	$31,494	24.1%	$43,767	25.9%	$95,931	24.1%	$136,627	26.0%
Energy Systems & Controls	20,503	19.9%	32,541	23.7%	63,739	20.2%	96,359	23.5%
Scientific & Industrial Imaging	15,195	19.3%	18,746	19.8%	44,797	18.8%	54,091	19.2%
RF Technology	38,976	22.5%	50,191	26.2%	116,542	21.4%	119,902	23.4%
Total	$106,168	21.9%	$145,245	24.5%	$321,009	21.5%	$406,979	23.5%

Net Orders:
Industrial Technology	$125,776		$163,442		$391,049		$514,326
Energy Systems & Controls	104,593		134,970		298,551		402,553
Scientific & Industrial Imaging	84,329		102,933		235,433		289,606
RF Technology	184,243		179,274		534,251		538,624
Total	$498,941		$580,619		$1,459,284		$1,745,109

* Operating profit is before unallocated corporate general and administrative expenses. These expenses were $11,625 and $12,946 for the three months ended September 30, 2009 and 2008, respectively, and
$35,936 and $39,873 for the nine months ended September 30, 2009 and 2008, respectively.

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in thousands)

	Nine months ended
	September 30,
	2009	2008

Net earnings	$167,557	$211,003
Non-cash items:
Depreciation	25,828	24,775
Amortization	51,280	50,588
Stock-based compensation expense	20,821	22,848
Income taxes	(24,146)	2,602
Changes in assets and liabilities:
Receivables	54,127	(5,517)
Inventory	14,496	(12,157)
Accounts payable	(22,354)	5,358
Accrued liabilities	(42,375)	2,234
Other, net	2,615	3,805
Cash provided by operating activities	247,849	305,539

Business acquisitions, net of cash acquired	(1,248)	(701,935)
Capital expenditures	(18,708)	(20,787)
Other, net	6,983	(4,084)
Cash used by investing activities	(12,973)	(726,806)

Principal debt borrowings	500,000	850,000
Principal debt payments	(466,186)	(957,745)
Revolver borrowings (payments), net	(179,000)	393,000
Debt issuance costs	(4,310)	(10,169)
Dividends	(22,343)	(19,393)
Excess tax benefit from share-based payment	1,055	4,688
Proceeds from exercise of stock options	4,845	10,050
Other, net	(604)	918
Cash provided by (used by) financing activities	(166,543)	271,349

Effect of exchange rate changes on cash	9,622	(2,578)

Net increase (decrease) in cash and equivalents	77,955	(152,496)
Cash and equivalents, beginning of period	178,069	308,768

Cash and equivalents, end of period	$256,024	$156,272